As filed with the Securities and Exchange Commission

                                  April 1, 1997

                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  EDITEK, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                             95-3863205
    (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

    1238 Anthony Road
    Burlington, North Carolina                                 27215
   (Address of Principal Executive Offices)                   (Zip Code)

                                  EDITEK, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

       Peter J. Heath, Esq.                                 Copy to:

       Vice President of Finance                   Robert R. Ribeiro, Esq.
          and Chief Financial Officer              Popham, Haik Schnobrich &
       1238 Anthony Road                              Kaufman, Ltd.
       Burlington, North Carolina  27215           222 South Ninth Street
      (Name and address of agent for service)     Minneapolis, Minnesota 55402

      (910) 226-6311
     (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                      Proposed maximum  Proposed maximum     Amount of
Title of securities  Amount to        offering price    aggregate offering   registration
to be registered     be registered    per share(l)      price                fee  (2)

Common Stock,        350,000           $0.4375          $153,125             $100
$.15 par value

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), based on the per share prices at which the options granted under the Plan may be exercised.

(2)      Pursuant to Section 6(b) of the Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of EDITEK, Inc. ("EDITEK" or the "Company") which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)      the Company's Annual Report on Form 10-K for the year ended December
         31, 1996;

(b) all other reports filed by Editek pursuant to Sections 13 or 15(d) of the Exchange Act since December 31, 1996;

(c) the Company's Registration Statement on Form S-3, as amended, as filed with the Securities Exchange Commission as Commission File No. 333-18547;

(d) the description of EDITEK's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company provide that the Company shall indemnify the directors and officers of the Company against liability (and expenses related thereto) arising out of their status as directors and officers to the extent permitted by law. Additionally certain mandatory indemnification rights are available under the Delaware General Corporation Law ("DGCL") to officers and directors to the extent they are successful in the defense of any proceeding to which they were a party by virtue of their position as a director or officer.

Further, as permitted by the DGCL, the Certificate of Incorporation of the Company includes a provision limiting the personal liability of its directors for monetary damages for certain breaches of their duties as directors to the extent permitted under the DGCL. The Company also maintains a directors' and officers' liability policy which insures such person against claims arising form certain acts or decisions by them in their capacities as directors and officers of the Company, subject to certain exclusions and deductible and maximum amounts.

In addition to such other rights of indemnification as they may have as directors or as members of a committee of directors, the Company's Amended and Restated Equity Compensation Plan and Amended and Restated Stock Option Plan for Non-Employee Directors provide for indemnification for certain of the Company's directors for liabilities arising in connection with their actions taken as members of the committees administering such plans.

Such limitation of liability pursuant to state law does not affect liability, if any, arising under the federal securities laws. Further, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to contractual provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

EDITEK also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number            Description

3.(ii)            Bylaws of EDITEK, Inc., as amended to date.

4.1 Restated Certificate of Incorporation of EDITEK, Inc., as amended to date.

5.1               Opinion of Popham, Haik, Schnobrich & Kaufman, Ltd.

23.1 Consent of Popham, Haik, Schnobrich & Kaufman, Ltd (included in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP, independent public accountants.

ITEM 9.  UNDERTAKINGS

A.       Post-Effective Amendments

The Company hereby undertakes:

(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate-offering price set forth in the

"Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

B.       Subsequent Documents Incorporated by Reference

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Claims for Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on April 1, 1997.

                                    EDITEK, INC.


                                    By   /s/  Harry G. McCoy, Pharm. D.
                                         Harry G. McCoy, Pharm. D.
                                         President and Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By       /s/  Harry G. McCoy, Pharm. D.                    Dated: April 1, 1997
         ------------------------------
         Harry G. McCoy, Pharm. D.
         President and Chairman of the Board

By       /s/  Richard J. Braun                             Dated: April 1, 1997
         ---------------------
         Richard J. Braun
         Chief Executive Officer

By       /s/ Peter J. Heath                                Dated: April 1, 1997
         ------------------
         Peter J. Heath
         Vice President of Finance and C.F.O.
         (principal accounting officer)

By       /s/ Samuel C. Powell, Ph.D.                       Dated: April 1, 1997
         ---------------------------
         Samuel C. Powell, Ph.D.
         Director

By       /s/ Louis Perlman                                 Dated: April 1, 1997
         -----------------
         Louis Perlman
         Director

By                                                        Dated: April __, 1997
         ----------------------------------
         Alex Bistricer
         Director

By                                                        Dated: April __, 1997
         -----------------------------------
         David Bistricer
         Director

By       /s/ James W. Hansen                              Dated: April 1, 1997
         James W. Hansen
         Director

By       /s/ Miles E. Efron                               Dated: April 1, 1997
         Miles E. Efron
         Director

                                  EXHIBIT INDEX

Exhibit
Number            Description

3.(ii)            Bylaws of EDITEK, Inc., as amended to date.

4.1 Certificate of Incorporation of EDITEK, Inc., as amended to date.

5.1               Opinion of Popham, Haik, Schnobrich & Kaufman, Ltd.

23.1 Consent of Popham, Haik, Schnobrich & Kaufman, Ltd (included in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP, independent public accountants.

            This document constitutes part of a prospectus concerning securities that have been registered under the Securities Act of 1933.


                                   PROSPECTUS

                                  EDITEK, INC.

                                 350,000 Shares

                     Common Stock, $0.15 Par Value Per Share


                                  Offered Under

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                                  EDITEK, INC.
                                1238 ANTHONY ROAD
                        BURLINGTON, NORTH CAROLINA 27215
                                  910-226-6311


THE SHARES OFFERED BY THIS PROSPECTUS WILL BE SOLD UNDER THE EDITEK, INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED HEREIN. PARTICIPATION IN THE PLAN IS OFFERED AS SET FORTH HEREIN TO ELIGIBLE EMPLOYEES OF EDITEK, INC.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this Prospectus is April 1, 1997.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION....................................................    3

INTRODUCTION...............................................................  5

QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.....................................  5
         Description of Plan...............................................  5
         Federal Income Tax Consequences...................................  9
         Resale Restrictions............................................    10

COMPANY INFORMATION........................................................ 11

QUALIFIED EMPLOYEE STOCK PURCHASE PLAN EMPLOYEE INFORMATION
SHEET ..................................................................    13

RULES AND REGULATIONS OF THE ADMINISTRATION COMMITTEE...................... 17

                              AVAILABLE INFORMATION

         EDITEK, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago,
Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fee. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding issues that are filed electronically with the Commission. The address of the web site is HTTP://WWW.SEC.GOV.

         The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange, 86 Trinity Place, New York, NY 10006.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of Information omitted from this Prospectus but contained in the Registration Statement may be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon request and payment of the prescribed fee.

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE IN WHICH AN OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     Statements and descriptions herein concerning agreements or other documents filed as exhibits to the registration statement filed in connection with this Prospectus are necessarily summaries of such documents and are qualified in their entirety by reference to the complete text of the applicable document filed with the Commission, which text is incorporated in this Prospectus by references to such agreements or documents.

                                  INTRODUCTION

         This document and the documents incorporated herein by reference constitute the Prospectus for the 350,000 shares of Common Stock, $0.15 par value per share (the "Stock") of EDITEK, Inc. (the "Company") registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and are the remaining shares reserved for issuance under the EDITEK, Inc. Qualified Employee Stock Purchase Plan (the "Plan"). The Plan was originally adopted by the Board of Directors of the Company on March 13, 1986, and was approved by the stockholders of the Company and became effective on September 11, 1986. The Plan was amended by the Board of Directors on July 30, 1993, subject to approval of the stockholders of the Company, which approval was obtained at the 1993 annual meeting of the stockholders held on October 26, 1993, and such amendments became effective as of that date. The Plan was further amended by the Board of Directors to increase the number of shares of Common Stock subject to the Plan from 150,000 to 500,000 shares, subject to approval of the Stockholders of the Company. The stockholders approved the amendment at the Annual Meeting held on December 20, 1996, and the amendment became effective as of that date.

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

         Pursuant to the Qualified Employee Stock Purchase Plan (the "Plan"), eligible employees of the Company are given an opportunity to acquire Common Stock of the Company (the "Stock") up to a maximum amount per employee through payroll deductions.

Description of Plan

         The following description of the Plan is merely a summary of some of the terms and provisions of the Plan, is not intended to be a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained by a participant, without charge, upon written or oral request. Copies of the Plan, as well as additional information about the Plan and the administrators of the Plan, may be obtained by contacting the Chief Financial Officer's Department, EDITEK, Inc., 1238 Anthony Rd., Burlington, North Carolina 27215, telephone (919) 226-6311.

         The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the application of certain simplified reporting and disclosure requirements under ERISA. The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

         Nature and Purpose. The Plan allows eligible employees to purchase shares of the Common Stock of the Company through payroll deductions at a price equal to 85% of the lesser of the fair market value of the stock on the date of the Company's receipt of the subscription or the date of the employee's exercise of the right to purchase such shares. The maximum number of shares that each eligible employee may subscribe for under the Plan shall be subject to such limitations as from time to time are established by the Administration Committee, which limitations shall apply equally to all participants. The receipt of an approved subscription form by the Company from an eligible employee shall be treated as the grant of a right to purchase the shares subscribed for, and the accrual of a sufficient amount in such employee's account to acquire a minimum of 100 shares of stock at the subscription price shall be treated as the exercise of such purchase right.

         The Plan is designed to attract and retain competent personnel, to allow the Company to compete with other companies with respect to compensation, to motivate Company employees to use their best efforts for the benefit of the Company, and to provide employees an opportunity to acquire a proprietary interest in the Company, thereby encouraging the promotion of the Company's best interests and giving the employees an opportunity to share in future growth of the Company.

         Administration. The Plan is administered by a committee (the "Administration Committee") appointed by the Board of Directors of the Company, who serve at the discretion of the Board. The Administration Committee is comprised of two or more non-employee directors. The members of the Stock Option Committee are deemed to be the members of the Administration Committee until otherwise designated by the Board. The members of the Administration Committee shall serve until their successors have been appointed by the Board. The Administration Committee has the exclusive right to interpret, prescribe rules and regulations for, and administer the Plan. In the event there is no market for the Stock, the Administration Committee may determine the fair market value of the Stock for purposes of the Plan. Also, the committee shall be entitled to reduce employee's subscriptions in excess of prescribed amounts under certain circumstances. The Plan grants the Administration Committee authority to establish procedures and limitations regarding such provisions.

         Eligibility. The Plan provides that all eligible employees of the Company, and of any subsidiaries designated by the Administration Committee, may subscribe to acquire a maximum number of shares under the Plan as determined by the Administration Committee. All regularly scheduled employees of the Company who work for more than twenty hours per week and five months per calendar year are eligible to participate. Thus, executive officers of the Company meeting such requirements are eligible to participate under the Plan. The Plan provides that all employees granted subscriptions under the Plan shall have the same rights and privileges thereunder, subject to the provisions of state and federal securities laws which may affect any employee considered to be an insider of the Company. The Plan allows for broad-based employee participation and does not discriminate in favor of highly compensated employees.

         Securities to be Offered. The Company is authorized to issue 500,000 shares of Stock under the Qualified Plan. The Stock subject to an award under the Plan will be made available from the authorized and unissued Stock of the Company.

         Subscription Count. The Plan provides that each employee shall be entitled to purchase during his lifetime a maximum number of shares pursuant to the Plan. The Administration Committee shall establish from time to time the maximum number of shares that may be acquired by any employee under the Plan, and such maximum shall apply equally to all eligible employees. The Plan allows an employee to subscribe for less than the maximum number of shares and subsequently subscribe for additional shares until he has subscribed for the maximum number of shares permitted. Each new subscription shall be treated for all purposes under the Plan as a separate grant of a right to purchase the number of shares indicated on the subscription form. However, in order to be able to subscribe for additional shares, an employee must wait at least six months from the date of the employee's last subscription, or three months from the date of the withdrawal of a prior subscription, or until all subscriptions outstanding to acquire shares under the Plan have been paid in full.

         Subscription Price/Purchase Price. The subscription price for Stock acquired under the Plan is 85% of the fair market value of the Stock on the day the executed subscription form is received by the Company. The purchase price for shares of Stock is the lesser of the subscription price or 85% of the fair market value on the day the right to purchase is exercised. Thus, the purchase price may be different for each 100 share unit purchased pursuant to the same subscription form. The fair market value of the Stock on a given date is based upon various possible markets for the Stock. The Plan includes methods for determining the fair market value of the Stock if it is traded on a national securities exchange, quoted on the National Association of Securities Dealer Automated Quotation ("Nasdaq") System or otherwise in the over-the-counter market, or if it is not traded or quoted at such time. Generally, the fair market value shall be based upon the last sales price of the Stock on a given date if a minimum of 100 shares are sold on such date, or if no shares are sold on such date, based upon the average of the high bid and low asked prices on such date, or if no prices are available on such date, based upon the last sales price of the Stock on the last prior date on which a minimum of 100 shares were sold. If the Stock is not traded on an exchange or quoted by Nasdaq or in the over-the-counter market, then the Administration Committee is permitted to determine in good faith the fair market value by any appropriate method.

         Limitations on Subscriptions. Employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company are not eligible to subscribe for Stock under the Plan. Further, no employee may subscribe to purchase Stock under all stock purchase plans of the Company at a rate which exceeds $25,000 of fair market value of such stock for any calendar year in which such subscription is outstanding under the Plan. The Plan provides that, in the event that an employee's subscription rate exceeds $25,000 as provided above, the Administration Committee shall be entitled to reduce the subscription amount so that the employee's rights under the Plan do not accrue at a rate which exceeds $25,000 per calendar year.

         Payroll Deductions. The subscription price under the Plan must be paid by payroll deduction from the employee's compensation. The Plan allows the Administration Committee to establish procedures and limitations regarding payroll deductions; provided, however, that no payment period may be structured so that the date of exercise of the purchase rights exceeds more than twenty-seven (27) months from the date of grant of the purchase rights. Payroll deductions shall begin when specified by the employee in the subscription form or as soon as practicable thereafter but in no event later than two months after the date specified by the employee.

         Issuance of Stock. The Stock will only be issued by the Company when the employee has completed paying for at least 100 shares (or any lesser amount of shares under subscription) at the subscription price. If the purchase price is less than the subscription price, the employee shall not be entitled to acquire more shares than that number for which he subscribed. Any excess amount shall be applied to the purchase of additional shares under subscription or returned if no additional shares are then under subscription. The employee shall not be deemed to own the stock subscribed for until issuance of the stock certificate representing such shares. The employee has no rights as a shareholder with respect to such shares until such issuance.

         Withdrawal of Subscription. An employee may withdraw his subscription at any time for any shares for which the right to purchase has not yet been exercised and receive a refund of the balance in his account. An employee who withdraws a subscription, however, shall not be entitled to subscribe for additional shares until at least three (3) months after the last such withdrawal.

         Termination of Employment. Upon termination of a participating employee's services because of death, permanent disability or retirement at age 55 or thereafter, the employee (or his estate) may prepay any subscription for Stock within three (3) months thereafter in the case of permanent disability or retirement, or within twelve (12) months thereafter in the case of death. If the participating employee's services are terminated for any other reason, the employee will not be entitled to prepay the subscription for Stock but will only be entitled to receive back the balance of his subscription account.

         Transferability. Neither the right of an employee to purchase shares under the Plan, nor the employee's account balance, may be transferred by the employee by way of assignment, pledge or otherwise, except that, in the event of death of the employee, such rights may be transferred by will or the laws of descent and distribution.

         Termination of Plan. The Plan became effective on September 11, 1986, following its approval by the stockholders of the Company, and the Plan was amended effective October 26, 1993. The Plan is perpetual in nature but the Board may terminate the Plan at any time and may amend the Plan from time to time, subject to any approval of the stockholders of the Company that may be required in order that the Plan shall continue to qualify under Section 423 of the Code. Upon termination of the Plan, participating employees shall, at the discretion of the Board, either be permitted to complete unpaid subscriptions in a manner determined by the Administration Committee or shall be entitled to receive the balance in their subscription account in satisfaction of all rights under the Plan.

     Reports of Account Status. Upon request of the participant, the Company shall provide a report of the amount in and status of the participant's subscription account.

         Interpretation of Plan. The Plan is intended, and shall be interpreted, to meet and comply with all the requirements of Section 423 of the Code, and related provisions.

Federal Income Tax Consequences

         The Plan is intended to provide employees with the opportunity to receive the special tax treatment afforded by Section 423 of the Internal Revenue Code. The following discussion of the federal income tax consequences of the Plan is intended only as a summary of the federal income tax treatment of
Section 423 stock as of the date of this Prospectus. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act of 1934, as amended (the "Exchange Act"). Participants under the Plan are urged to consult with their own tax advisors with respect to the tax consequences (including those under state and local tax laws) associated with participation under the Plan.

         Under existing law, the following description summarizes the principal Federal Income Tax Consequences of the purchase and disposition of shares of Stock under the Plan.

         Purchase of Shares. An employee does not realize, and does not have to report any income for the year in which he subscribes for, or for the year in which he pays for Stock under the Plan, even though the purchase price is the lesser of 85% of the fair market value of the Stock on the date the employee subscribes, or on the date the right to purchase is exercised.

         Disposition of Shares. Section 423 of the Internal Revenue Code establishes a holding period that is important in determining how any gain on disposition of shares acquired under the Plan is to be taxed. The term "disposition" generally includes every sale, exchange, gift or transfer of legal title except transfers made as the result of an employee's death. The holding period provided under Section 423 is the later of two (2) years after the date the employee subscribed or twelve (12) months after the date the shares are transferred to him. An employee may have a different holding period for each 100-share unit of Stock acquired under the Plan.

         The issuance of shares of Stock in the joint names of an employee and another person is not considered a disposition. Similarly, the issue of shares in an employee's name and the subsequent transfer of such shares into the joint names of the employee and another person does not constitute a disposition.

         Sale After End of Holding Period. When an employee sells shares after the specified holding period, the employee is required to report the following on the Federal Income Tax Return for the year in which the sale occurs:

     Ordinary Income: The employee must report ordinary income in the amount of the lesser of:

     (1) 15% of the fair market value of the Stock on the date of the subscription, or on the date of purchase, whichever is lower, or

     (2) any excess of the fair market value of the Stock on the date of sale over the purchase price.

If the employee's purchase price exceeds the fair market value on the date of sale, no amount is reported as ordinary income.

         Capital Gain or Loss: If the fair market value of the Stock on the date of sale exceeds the lesser of the fair market value on the date of subscription or the date of purchase, the employee must report the amount of such excess as long-term capital gain. On the other hand, if the purchase price exceeds the fair market value on the date of sale, such excess is a long-term capital loss.

         Sale Before End of Holding Period. When an employee sells shares prior to the end of the specified holding period, the employee is required to report the following on the Federal Income Tax Return for the year in which the sale occurs:

         Ordinary Income: The employee must report the excess of the fair market value of the Stock on the date of exercise over the employee's purchase price as ordinary income. The "date of exercise" is the date when an employee's account is credited with sufficient funds to purchase 100 shares of Stock (or such lesser number as remain under a subscription agreement). Consequently, the employee will normally have a different date of exercise for each 100-share unit of Stock issued under the Plan.

         Capital Gain or Loss: If the fair market value of the Stock on the date of sale exceeds the fair market value on the date the employee exercised the right to receive such shares, the employee must report such excess as capital gain. On the other hand, if the fair market value on the date of exercise exceeds the fair market value on the date of sale, the employee may report the amount of such excess as capital loss. Any such capital gain or loss will be long-term capital gain or loss if the Stock is sold more than six (6) months after the date of exercise, but will be short-term capital gain or loss if the Stock is sold within six (6) months after the date of exercise.

         In the case of a disposition before the end of the holding period, the Company receives a tax deduction equal to the amount of ordinary income recognized by the employee.

         THE FOREGOING DESCRIPTION OF TAX CONSEQUENCES IS PROVIDED SOLELY FOR THE INFORMATION OF PERSONS WHO ARE ELIGIBLE TO PARTICIPATE IN THE PLAN AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL POSSIBLE TAX CONSEQUENCES ARISING OUT OF THE PLAN. FURTHERMORE, THE FOREGOING DISCUSSION IS LIMITED TO THE IMPACT OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS PROSPECTUS UPON U.S. CITIZENS RESIDING IN THE UNITED STATES. ANY PERSON WHO HAS ANY QUESTION AS TO THE FEDERAL, STATE, AND OTHER TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN SHOULD CONSULT LEGAL COUNSEL.

Resale Restrictions

         Participants under the Plan may be restricted under certain circumstances in their ability to resell shares of Stock purchased or awarded under the Plan. These resale restrictions may be imposed by virtue of the provisions of the Plan and the applicable award agreement and/or by application of the federal and state securities laws.

         Plan Restrictions. Although a participant may not transfer the right to purchase shares under the Plan nor the account balance, transfer of the shares of Stock acquired under the Plan is not restricted by the Plan itself. However, a transfer before expiration of the applicable holding period will invalidate the special tax treatment afforded by Section 423 of the Code.

         Securities Law Restrictions. In addition to resale restrictions imposed by the Code, additional resale restrictions may be imposed by virtue of the applicable securities laws. The following discussion of securities law restrictions placed upon resale of shares of Stock acquired pursuant to the Plan assumes that any applicable resale restrictions imposed pursuant to the Code have lapsed, expired, or have been satisfied.

         Participants under the Plan and their transferees who are not "affiliates" of the Company, as defined in Rule 405 under the Securities Act, may from time to time sell the Stock acquired pursuant to a stock award under the Plan or purchased pursuant to the exercise of stock options granted under the Plan. Such sales shall be at prices prevailing at the time of sale, with the participants or their transferees paying brokerage commissions and applicable transfer taxes or such shares may be sold in negotiated transactions or otherwise.

         The Securities Act imposes certain restrictions on the reoffer and resale of the Stock acquired pursuant to the Plan by "affiliates" of the Company. "Affiliates" of the Company generally include the directors and certain officers of the company and any holder of more than 10% of the Stock. This Prospectus is not available for reoffers or resales of the Stock acquired hereunder by persons deemed to be "affiliates" of the Company, and such reoffers or resales may be made only pursuant to a Registration Statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act or another exemption from registration thereunder.

         The directors and certain officers of the Company and any holder of more than 10% of the Stock may also be liable to the Company, pursuant to
Section 16(b) of the Exchange Act, for amounts realized upon the purchase and sale or sale and purchase of any shares of the Stock within any period of less than six months. The grant of the right to purchase Stock under the Plan is deemed the "purchase" of the Stock for purchases of Section 16(b) liability, and this "purchase" will be exempt from Section 16(b) liability, and this "purchase" will be exempt from Section 16(b) liability to the extent the transaction satisfies the requirements of Rule 16b-3 at the time. Persons subject to Section 16(b) should consult counsel for advice regarding these limitations on their purchase and sale of shares of Stock.

                               COMPANY INFORMATION

         A participant may obtain, without charge, upon written or oral request, a copy of the following documents, which are incorporated by reference in this
Prospectus:

         (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 filed with the SEC pursuant to Section 13 of the Exchange Act.

     (2) All other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since December 31, 1996.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         A participant may also obtain, without charge, upon written or oral request, a copy of the following documents:

         (1) Any document prepared by the Company to update the information included in this Prospectus or incorporated herein by reference.

         (2)      Any document constituting a part of this Prospectus.

         (3) The Company's latest annual report to shareholders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year.

     (4) All reports, proxy statements, and other communications distributed by the Company to its shareholders generally.

     (5) All other documents required to be delivered by the Company to participants pursuant to Rule 428(b) under the Securities Act.

         Copies of all documents referenced above (other than exhibits to such documents that are not specifically incorporated by reference in such documents) may be obtained by contacting the Chief Financial Officer's Department, EDITEK, Inc., 1238 Anthony Rd., Burlington, North Carolina 27215, telephone (910) 226-6311.

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                           EMPLOYEE INFORMATION SHEET


     Under the Qualified Employee Stock Purchases Plan (the "Stock Purchase Plan"). you can purchase EDITEK stock through convenient paycheck deductions at a 15% employee discount.

         The Stock Purchase Plan gives you the opportunity to enjoy ownership of the Company's securities by purchasing EDITEK common stock at a discount price. The Stock Purchase Plan can be used either as a long-term investment for your future or a shorter-term savings device with a potential for earnings. You may contribute a percentage of your pay through payroll deductions to purchase stock at the lower of 85% of the market price on either the date you subscribe or the date the shares are purchased. Participation is voluntary, and you may subscribe to purchase stock on your first workday or any day thereafter. Contact the Company for a subscription/subscription change form.

Advantages of the Stock Purchase Plan.

         - By purchasing EDITEK stock through the Stock Purchase Plan, you have the following advantages:

         -        The convenience of regular payroll deductions.

         -        A discount price.

         - The lower of your subscription price or the price on your purchase date.

         -        A guaranteed subscription price for 24 months.

         -        Certain tax advantages.

         - The elimination of any brokers' commissions which might otherwise be applied to the stock purchase.

Details of some of these advantages appear on the following pages.

The benefits and risks of owning stock.

         As you consider investing in the stock market, you should be aware that the purchase and ownership of stock do have risks. The price of a share of stock may go up or down, and there is no guarantee that you will be able to sell the stock for more than, or even the same price as, you paid for it. On the other hand, you may be willing to accept the risks associated with investment in the stock market as one method of accumulating assets over the long term.

How to buy EDITEK stock.

         You may purchase EDITEK stock under the Stock Purchase Plan through payroll deductions only and not by cash or check. A percentage of your earnings is deducted from your regular paycheck over a period of time. Signing up to buy stock is referred to as "subscribing" for stock. Before deciding on the amount of your subscription, you must consider the price of the stock at the time you are subscribing and how much of your annual salary you wish to initially commit to this investment.

         With the subscription/subscription change form available from the Company, you have the option of listing the stock either in your name only or with a joint tenant, which essentially means that you assign equal ownership to another person. On the death of one joint owner, the survivor becomes the owner. Please note that if you designate a joint tenant who is a minor, it may be impossible for you to trade, sell or transfer that stock until the minor is of legal age or a court order is obtained.

Determining your employee subscription price.

         Your subscription price is determined by taking the closing price of EDITEK stock on the American Stock Exchange as on the day you subscribe, and then determining 85% of that price to account for your discount. This amount is recorded as your subscription price.

                  Example:

                  Closing price of stock    $1.00
                  Discount                  x 85%
                  Your subscription price
                  per share (employee price) $0.85

Choosing a payroll deduction and/or number of shares.

         You may choose any level of payroll deductions, ranging from one percent to twelve percent (in whole percentage increments) of your total annual salary including commissions but excluding bonuses, to be deducted per pay period. Each subscription must be completed within 24 months. The Stock Purchase Plan operates primarily on the number of shares you indicate on your subscription form with a corresponding payroll deduction.

Determining your final purchase price.

         Your actual purchase price may be different from your original subscription price but will never exceed it. The purchase price is determined by taking 85% of whichever is the lowest of the following:

         - the closing price of the stock on your subscription date (the "subscription price"), or

         - the closing price of the stock on the payday you actually have enough money in your account to purchase a 100-share unit of stock (or such lesser amount under subscription) at your original subscription price (the "purchase price").

Therefore, the price at which you purchase shares will not necessarily be the price at which you subscribed, although it never will be higher. You must wait until you have enough money in your account to purchase a 100-share unit of stock (or such lesser amount under subscription) at your original subscription price, even though a lower market price currently may exist.

         For example, if your subscription price was $1.00 and the stock price has declined since your subscription day, your account still must reach $100.00 ($1.00 times 100 shares) before any shares are purchased. The excess of the subscription price over the purchase price will be applied to purchase as many additional shares as possible on such purchase date at the lower price. In this manner, the subscription will be completed sooner, but the number of shares purchased pursuant to the subscription will not increase. By the same token, if on the Purchase date the stock price is higher than your subscription price, you still will purchase the stock at the lower subscription price. Money left over in your account as a result of receiving a lower purchase price will be credited to your account and applied toward the purchase of your remaining shares, or refunded to you upon completion of your subscription.

Stock issuance.

         Since the purchase price is not determined until a sufficient amount is accumulated to purchase a 100-share unit (or such lesser amount under subscription), your account is not charged and shares are not purchased until such time. The payday on which this occurs is called your "purchase date." However, it may be several weeks later before you actually receive a stock certificate.

Multiple subscriptions.

         You may subscribe for additional shares as long as you comply with the maximum number of shares limitation, the maximum payroll deduction percentage and the applicable waiting period. If you currently have an outstanding subscription, you may subscribe for additional shares on the earlier of:

                  - Immediately when you have completed paying for your existing subscription;

                  - Six months after the date your existing subscription was received by the Company; or

                  -        Three months after you cancel a prior subscription.

By  signing  up for  fewer  than the  maximum  number of shares or for a payroll
deduction  of  less  than  the  maximum   percentage,   you  may  make  multiple
subscriptions.

How to cancel a subscription.

         You may cancel any or all of your subscriptions at any time by filling out the proper sections of a withdrawal form available from the Company.

         If you cancel your subscription(s), you must wait three months before you are eligible to resubscribe for additional stock. However, you may resubscribe one day and cancel a prior subscription the next day (or any day thereafter), thereby making both transactions possible. This can be done only if you are eligible to resubscribe.

         If you withdraw all of your subscriptions from the Stock Purchase Plan, you should receive a check for the full amount of your account within 30 days after receipt of your withdrawal form.

What happens in case.

         If you are temporarily away from work or if you retire. become disabled or die. your stock subscription may be continued as follows:

         If you go on a leave of absence, temporary layoff or temporary disability, you may make regular payments to EDITEK for up to three months in the same amount as your stock purchase payroll deduction to continue your subscription. If you choose not to make such payments, or if you do not return to work after three months, you will receive a check for the balance of your subscription account.

         If you leave the Company because of retirement (on or after age 55), permanent disability or death, you or your survivors have the right to buy out and complete your subscriptions within three months after retirement or disability, and within 12 months in the case of death. You or your survivors may choose, on the other hand, to buy only a portion of those shares outstanding from your subscriptions, or to receive only the stock already purchased and a check for the balance.

         If you leave for other reasons before your subscription is fully paid. you will be entitled to receive only a cash refund of the balance in your account.

PLEASE REFER TO THE RULES AND REGULATIONS OF THE ADMINISTRATION COMMITTEE FOR MORE INFORMATION ABOUT THE OPERATION OF THE STOCK PURCHASE PLAN.

                              RULES AND REGULATIONS
                         OF THE ADMINISTRATION COMMITTEE
                              FOR THE EDITEK. INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


         The following rules and regulations are applicable to transactions in the EDITEK, Inc. Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"):

         1. Maximum Number of Shares. Pursuant to Section 4.B. of the Qualified Plan, the Administration Committee hereby establishes that the maximum number of shares of Common Stock of EDITEK, Inc. (the "Company") that each employee may subscribe for in his or her lifetime may not exceed 5,000 shares, which number automatically shall be adjusted, as appropriate, in the event of any stock split or stock dividend. This limitation shall apply to all participants in the Stock Purchase Plan without regard to salary levels. If a subscription form received from a participant indicates a number of shares in excess of the maximum number of shares then-permitted to be subscribed for by such participant, the subscription form shall automatically be adjusted to the maximum number of shares such participant may acquire. The Administration Committee shall notify the participant of the change.

         Any shares purchased (i.e., fully paid for) on or before December 31, 1993, shall not be included in determining whether the participant has previously subscribed for the maximum number of shares. If a participant withdraws a subscription form, or the number of shares under subscription is otherwise reduced as provided herein, before the shares are purchased (i.e., fully paid for), the participant may resubscribe to purchase the shares withdrawn or reduced and such shares shall only be counted once in determining whether the participant has previously subscribed for the maximum number of shares. If any participant ceases to be employed by the Company for any reason and is later reemployed by the Company, all shares previously purchased (i.e., fully paid for) by such participant on or after January 1, 1994, shall be included in determining whether the participant has previously subscribed for the maximum number of shares.

         The Administration Committee reserves the right to increase or decrease the maximum number of shares at any time as it deems necessary. Unless otherwise provided by the Administration Committee, in the event that the maximum number of shares is decreased, any participant may continue to purchase shares pursuant to a subscription form which has already been received by the Company, even though such purchases would result in the participant purchasing an amount of shares greater than the new maximum number of shares.

         2. Statutory Subscription Limitation. As provided in Section 4.D. of the Qualified Plan, the Administration Committee may reduce any subscription to the extent that any participant has subscribed to purchase shares at a rate which exceeds $25,000 of fair market value of the Common Stock (determined on the date the subscription form is received by the Company) in any calendar year that the subscription is outstanding. This limitation is determined by aggregating all outstanding subscriptions of the participant under the Stock Purchase Plan and any other stock purchase plan of the Company. In the event that it becomes necessary for the Administration Committee to reduce a subscription, the Administration Committee will first reduce the percentage of the participant's salary which is being deducted to acquire the shares and extend the period of withholding as necessary to permit the acquisition of the same number of shares for which the participant originally subscribed; provided, however, that no subscription period may be extended longer than 24 months from the date the Company received the subscription form. In the event that the Administration Committee is unable to maintain the number of shares originally subscribed for by reducing the withholding percentage and extending the period of withholding, the Administration Committee shall reduce the number of shares under subscription accordingly. The Administration Committee shall notify the participant of any changes.

         3. Payroll Deductions. Pursuant to Section 5.A. of the Qualified Plan, the Administration Committee is authorized to establish appropriate procedures and limitations for payroll deductions to pay the subscription price. The Administration Committee hereby determines that each participant may withhold from his or her salary for purposes of purchasing Common Stock pursuant to the Qualified Plan an amount equal to any percentage in whole percentage increments within the range between one percent and twelve percent inclusive. For purposes of this paragraph, salary shall mean base compensation (whether salaried or hourly) plus any commissions but excluding bonuses. In order to subscribe, the participant must complete a subscription form indicating the number of shares subscribed for and the percentage of his or her payroll to be withheld to pay for the shares. Payroll withholding shall begin as soon as practicable after the subscription form is received by the Chief Financial Officer of the Company. The aggregate amount withheld by the participant at any time pursuant to one or more subscription forms may not exceed the maximum end of the range.

         The Administration Committee reserves the right to change the range of percentages at any time as it deems necessary. Unless otherwise provided by the Administration Committee, a change in the range of percentages shall not affect any subscription form which has already been received by the Chief Financial Officer.

         The participant may increase or decrease the percentage withheld at any time without increasing or decreasing the number of shares for which the participant has subscribed by submitting a subscription change form. Changes in withholding percentages shall be implemented as soon as practicable after receipt of the subscription change form by the Chief Financial Officer. If the participant desires to decrease the number of shares subscribed for, he or she should submit a withdrawal form (see 4 below). If the participant desires to increase the number of shares subscribed for, he or she should submit an additional subscription form.

         Based upon the percentage of salary selected to be withheld by the participant, the Chief Financial Officer shall determine, using the participant's salary as of the date of receipt of the original or changed subscription form, the appropriate number of pay periods necessary to withhold an amount sufficient to acquire the number of shares for which the participant has subscribed and whether the statutory subscription limit has been exceeded. In the event that the number of necessary pay periods exceeds 24 months from the date of receipt of the original subscription form, the participant shall be notified and asked whether he or she prefers to increase the percentage to be withheld (subject to the maximum percentage then-permitted by the Administration Committee), or whether he or she would prefer to reduce the number of shares subscribed for on the subscription form.

         If the participant desires to subscribe for additional shares while a previous subscription(s) is (are) still outstanding, the participant must complete an additional subscription form. In the additional subscription form, the participant must indicate the percentage of his or her salary which he or she would like withheld to purchase the additional shares subscribed for by the participant on that subscription form. The receipt of each subscription form is considered to be a separate grant of a right to acquire the number of shares subscribed for therein. Each subscription form shall be independent of any other subscription form, and the withholding percentage on each form must be increased or decreased independently with separate subscription change forms. If at any time the participant has multiple subscriptions outstanding, the Company shall maintain sub-accounts in the participant's account to ensure that payroll deductions are attributed to the appropriate subscriptions to determine when the shares are purchased.

         The      Administrative      Committee      hereby      adopts      the
subscription/subscription change forms attached hereto as Exhibit A for use with the Qualified Plan.

         4.   Withdrawals.   Pursuant  to  Section  8  of  the  Qualified  Plan,
participants are permitted to withdraw subscriptions for shares not yet purchased under the Qualified Plan. Subscription forms may be withdrawn individually, in whole or in part, or all at the same time. Complete withdrawals of subscriptions shall be effective upon receipt of the withdrawal form by the Chief Financial Officer unless a later date is specified by the participant in the withdrawal form. If the withdrawal is a complete withdrawal of a subscription form, the balance in the participant's sub-account for that subscription will be returned, and to the extent that amounts are withheld from the participant's payroll for such subscription after the date the notice is received by the Chief Financial Officer, such amounts will be returned to the participant.

         If the withdrawal represents only a decrease in the number of shares subscribed for on a particular subscription form, the balance in the participant's sub-account will not be returned to the participant but shall be applied to the shares remaining under that subscription, and the percentage withheld from the participant's payroll shall not change unless the participant so indicates on the withdrawal form. If the percentage is not decreased, such subscription will be completed earlier than originally scheduled. If the percentage is decreased, the Chief Financial Officer shall determine the appropriate number of pay periods necessary to withhold an amount sufficient to acquire the reduced number of shares for which the participant has subscribed. In the event that the number of necessary pay periods exceeds 24 months from the date of receipt of the original subscription form, the participant shall be notified and asked whether he or she prefers to increase the percentage to be withheld (subject to the maximum percentage then-permitted by the Administration Committee), or whether he or she would prefer to further reduce the number of shares subscribed for on the subscription form. Any changes in the withholding percentage shall be implemented as soon as practicable after receipt of the withdrawal form by the Chief Financial Officer.

         The  Administrative   Committee  hereby  adopts  the  withdrawal  forms
attached hereto as Exhibit B for use with the Qualified Plan.

         5. Subscription Account Balances. If a balance remains in a participant's sub-account after all of the shares subscribed for in the related subscription form have been paid for in full, the balance automatically will be returned to the participant if he or she has no other subscriptions then outstanding. If the participant has at least one other subscription outstanding, the balance in the sub-account shall be transferred to the subaccount related to the oldest subscription form outstanding unless the participant requests a refund of the balance in the sub-account in writing within seven days after the last stock certificate for the shares acquired pursuant to the completed subscription agreement is received by the participant. At least once each year the Company will provide each participant an accounting of the participant's accounts and sub-accounts, if any.

         6. Temporary Absence from Work. If a participant is temporarily not receiving pay checks from the Company, whether due to a short-term leave of absence, temporary layoff or temporary disability or other reason as approved by the Administration Committee, the participant may make regular payments to the Company to continue his or her subscription. Such payments must be in the same amount as was being deducted from the participant's pay check prior to such temporary absence and must be received on or before the Company's normal payday. Payments may be made for a period of up to three months after the effective date of such temporary absence. If the participant elects not to make such payments, the participant's outstanding subscriptions will be terminated, and the balance of the participant's subscription account shall be refunded by the Company. If the participant elects to make such payments and stops making such payments before returning to work or fails to return to work within three months, the participant's outstanding subscriptions will be terminated after receipt of the last payment, and the balance of the participant's subscription account shall be refunded by the Company. If the participant returns to work within three months, payroll deductions automatically shall be resumed for all subscriptions.

     7. Amendments: Delegation of Duties. These rules and regulations may be amended from time to time by the Administration Committee in its sole discretion. The Administration Committee may delegate any of its duties or responsibilities under these rules and regulations, other than amending such rules and regulations from time to time, to an appropriate officer or employee of the Company.

                                                To be completed by Company only:
                                                   Subscription Date __________
                                  Subscription Change Effective Date __________

                IRREVOCABLE SUBSCRIPTION/SUBSCRIPTION CHANGE FORM
               EDITEK, INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Name: ____________________________  Social Security Number:
Address: __________________________ Date of Birth:
__________________________________  Telephone Number:
Subscription:

         I hereby subscribe to purchase ______ shares (the "Shares") of the common stock, $0.15 par value per share (the "Common Stock"), of EDITEK, Inc. (the "Company") pursuant to the EDITEK, Inc. qualified Employee Stock Purchase Plan (the "Plan"), the terms of which are incorporated herein by reference. I hereby waive my right to increase, decrease or cease payroll deductions except pursuant to another irrevocable election six months in advance of the effective date of any such election. Beginning with the first pay period on or after ______________, or as soon as administratively practicable thereafter, the Company is authorized to withhold ________ percent of my salary, or $________ per pay period, to pay for the Shares at the "subscription price" until the Shares are fully paid for or until I otherwise change or cancel this subscription by another irrevocable election. The "subscription price" for the Shares will be equal to 85% of the fair market value of the Common Stock of the Company on the date of receipt of this form by the Company. Notwithstanding the accumulation of a sufficient amount in my subscription account to acquire a 100-share unit as provided in the Plan, please defer the initial purchase date of any of the Shares until the first pay period occurring six months and one day after the date of receipt of this subscription form. If joint owner information is provided below, I hereby request that the Shares be issued in the names of such joint owner and myself, as joint tenants with rights of survivorship.


       (Signature of Participant)                  (Signature of Joint Owner)

          (Date)                                      (Print Name)

Subscription Change:

         Effective as of the first pay period occurring six months and one day after the date of receipt of this subscription change form, I hereby irrevocably change the percentage of my salary to be withheld to purchase the Shares subscribed for by me on or about to ___ percent of my salary, or $______ per pay period. I understand that all the terms and conditions evidenced by my prior subscription form, other than the amount to be withheld from my pay, shall remain unchanged.


                           (Signature)

                           (Date)

To be completed by Company only:

Date of receipt of subscription/subscription change      ACCEPTED AND AGREED TO:
form:

Closing price of Common Stock on subscription date:       EDITEK, Inc.

Aggregate number of shares of Common Stock subscribed     By:
for by participant (including this subscription) as of
subscription date:                                        Title:

Estimated number of pay periods to complete               Date:
subscription (may not exceed 24 months from date of receipt of original subscription form):

Aggregate   percentage  of  salary  withheld  by  participant   (including  this
subscription) as of subscription or subscription change date:

Aggregate dollar amount of shares of Common Stock subscribed for by participant (based on subscription date fair market value; may not exceed $25,000):

If number of shares subscribed for is decreased, revised number of pay periods to complete subscription (may not exceed 24 months from date of receipt of related subscription form):

                                            To be completed by Company only:
                                            Subscription Date __________
                                            Subscription Change Effective Date

                           IRREVOCABLE WITHDRAWAL FORM
               EDITEK, INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Name: ____________________________  Social Security Number:
Address: __________________________ Date of Birth:
__________________________________  Telephone Number:

Decrease/Withdraw Prior Subscription:

         With regard to my subscription dated ____________ to purchase the Common Stock of EDITEK, Inc. pursuant to the Qualified Employee Stock Purchase Plan (the "Plan"), I hereby:

         ____     Decrease the number of shares subscribed for to ____________
                  shares; or
         ____     Withdraw the entire unpaid subscription.

         If I am decreasing the number of shares subscribed for, the percentage of my salary withheld to pay for the reduced number of shares will not change unless a new percentage is specified by me herein. New percentage: _______

         This decrease/withdrawal shall be irrevocable and shall be effective as of the first pay period occurring six months and one day after receipt of the withdrawal form by the Company.

                                            PARTICIPANT:


                                            (Signature)

                                            (Date)



Withdraw All Prior Subscriptions:

         I hereby withdraw all of my outstanding subscriptions under the Plan effective as of the first pay period occurring six months and one day after receipt of the withdrawal form by the Company.

                                            PARTICIPANT:

                                            (Signature)

                                            (Date)


To be completed by Company only:

Date of receipt of withdrawal form:

Date of receipt of related subscription form(s):

Number of shares originally subscribed for:

If number of shares subscribed for is decreased, revised number of pay periods to complete subscription (may not exceed 24 months from date of receipt of related subscription form):